FOR IMMEDIATE RELEASE News Release Barry R. Nearhos Elected to the Board of Directors of Mercury Systems ANDOVER, Mass. − November 27, 2018 − Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), announced that Barry R. Nearhos, a retired partner at PricewaterhouseCoopers (“PwC”), was elected to the Board of Directors and appointed to the Audit Committee of the Board of Directors. With this election, the Board will consist of nine members, eight of which are independent directors. “We are very pleased to announce that Barry has joined the Board of Directors, where his expertise will be a key asset,” said Mark Aslett, Mercury's President and Chief Executive Officer. “Barry has a rich history of providing global corporations with audit and assurance services along with strategic business advice on M&A, corporate governance, and finance matters and we look forward to benefitting from his extensive expertise as we continue to execute against our business objectives and take action to create value for our shareholders.” Mr. Nearhos has over 35 years of experience with PwC providing assurance, business advisory and other services to clients across multiple industries, including technology, life sciences, telecom, and manufacturing. Before his retirement from PwC in June 2015, Mr. Nearhos was Market Managing Partner for PwC’s Northeast region, responsible for directing the strategy and operations of the firm’s Boston, Hartford and Albany offices. During his tenure, he also served as the leader of PwC’s Northeast Assurance practice, a position he held from 2005 until 2008, and as a partner in PwC’s Assurance practice from 1989 to 2005. He currently serves on the board of directors of Eastern Bank, an independent, mutual bank providing banking, investment and insurance services, and Virtusa Corporation. Mr. Nearhos is a graduate of Boston College. For more information, visit www.mrcy.com or contact Mercury at (866) 627-6951 or info@mrcy.com. Mercury Systems – Innovation That Matters® Mercury Systems is a leading commercial provider of secure sensor and safety-critical processing subsystems. Optimized for customer and mission success, Mercury's solutions power a wide variety of critical defense and intelligence programs. Headquartered in Andover, Mass., Mercury is pioneering a next-generation defense electronics business model specifically designed to meet the industry's current and emerging technology needs. To learn more, visit www.mrcy.com. Forward-Looking Safe Harbor Statement This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the election of directors described herein. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including 50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Barry R. Nearhos Elected to the Board of Directors of Mercury Systems, Page 2 unforeseen weakness in the Company’s markets, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2018. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. Contact: Robert McGrail, Director of Corporate Communications Mercury Systems, Inc. +1 978-967-1366 / rmcgrail@mrcy.com Mercury Systems is a trademark and Innovation That Matters is a registered trademark of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders. 50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY